UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 8, 2016

On Deck Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36779	42-1709682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1400 Broadway, 25th Floor
New York, New York 10018
(Address of principal executive offices, including ZIP code)
(888) 269-4246
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Credit Suisse Facility
On December 8, 2016, Prime OnDeck Receivable Trust II, LLC (“PORT II”), a wholly-owned subsidiary of On Deck Capital, Inc. (the “Company”), established a new asset-backed revolving debt facility (the “Credit Suisse Facility”). On that date, PORT II entered into that certain Credit Agreement (the “CS Credit Agreement”) by and among PORT II, as Borrower, the Lenders party thereto from time to time, Credit Suisse, AG, New York Branch (“Credit Suisse”), as Administrative Agent for the Class A Lenders (the “Administrative Agent”), and Wells Fargo Bank, N.A., as Paying Agent and as Collateral Agent. The Company may now obtain funding through the Credit Suisse Facility, subject to customary borrowing conditions, in addition to its other funding sources.
The following table summarizes certain aspects of the Credit Suisse Facility:

Facility Size	$200 million[1]
Borrowing Base Advance Rate	83% (Class A)
Interest Rate	Specified base rate[2]+ 2.25% (Class A)
Commitment Termination Date	December 8, 2018
Rating	The Class A loans were rated by DBRS, Inc. on the closing date

1
Class A Lenders’ obligation consists of a commitment to make Class A loans to PORT II in amount of up to $125 million on a revolving basis. Class A Lenders may also, in their sole discretion and on an uncommitted basis, make additional Class A loans to PORT II in amount of up to $75 million on a revolving basis.

2    Generally, the daily CP Rate. In certain circumstances, an alternative base rate.
Under the Credit Suisse Facility, the Lenders party thereto make loans to PORT II, the proceeds of which are used to finance PORT II’s purchase of small business loans from the Company in a transaction structured to be bankruptcy remote. The revolving pool of small business loans purchased by PORT II serves as collateral for the loans made to PORT II under the Credit Suisse Facility. PORT II is required to repay the borrowings from collections received on the loans.

Under the Credit Suisse Facility, PORT II can voluntarily repay (without any penalty) and re-borrow principal amounts up to the aggregate committed amount (or, at Class A Lenders discretion, up to the sum of the committed and uncommitted amount) subject to satisfaction of borrowing conditions, including borrowing base requirements. In order for the Company’s loans to be eligible for purchase by PORT II under this facility, they must meet all applicable eligibility criteria. Eligibility criteria include, among others, that the applicable loan is denominated in U.S. dollars, that the customer under such loan had a certain minimum OnDeck Score® at the time of underwriting, that such loan was originated in accordance with the Company’s underwriting policies and that such loan is a legal, valid and binding obligation of the obligor under such loan. PORT II’s collateral pool is subject to certain concentration limits that restrict the collateral pool from being overly concentrated with certain loans sharing common characteristics and that, if exceeded, would require PORT II to add or maintain additional collateral and, if not cured, an event of default would occur. Concentration limitations include, among others, geography, industry, minimum credit scores, time in business and outstanding principal balance.
The loans and other assets to be transferred by the Company to PORT II in connection with the Credit Suisse Facility will be owned by PORT II, will be pledged to secure the payment of the obligations incurred by PORT II, will be assets of PORT II and will not be available to satisfy any of the Company’s obligations. Lenders under the Credit Suisse Facility do not have direct recourse to On Deck Capital, Inc.
The Company’s ability to utilize the Credit Suisse Facility is subject to PORT II’s compliance with various covenants and other requirements of the CS Credit Agreement. The failure to comply with such requirements may result in events of default, the accelerated repayment of amounts owed under the Credit Suisse Facility, often referred to as an early amortization event, and/or the termination of the Credit Suisse Facility.
Such covenants and other requirements include:

•
Financial Covenants. Financial covenants include, among others, requirements with respect to minimum tangible net worth, maximum leverage ratio, minimum consolidated liquidity and minimum unrestricted cash.

•
Portfolio Performance Covenants. Portfolio performance covenants include, among others, requirements that the pool not exceed certain delinquency rates and that the excess spread on the pool not be less than stated minimum levels. Excess spread is generally the amount by which collections received by PORT II during a collection period (primarily interest and fees) exceed its fees and expenses during such collection period (including interest expense, servicing fees and charged-off receivables).

•
Other Requirements.Other requirements may include or relate to, among other things, change of control events, certain insolvency-related events, events constituting a servicer default, an inability to engage a replacement backup servicer following termination of the current backup servicer, the occurrence of certain events of default or acceleration under other facilities, the inability or failure of the Company to transfer loans to PORT II as required, failure to make required payments or deposits, ERISA-related events, events related to the entry of an order decreeing dissolution that remains undischarged, events related to the entry or filing of judgments, attachments or certain tax liens that remain undischarged, and certain other events or occurrences that may include breaches of terms, representations, warranties or affirmative and restrictive covenants. Restrictive covenants, among other things, impose limitations or restrictions on PORT II’s ability to pay dividends or make distributions, redeem its stock or similar equity interests, make payments in order to retire or obtain the surrender of warrants, options or similar rights, or the ability of PORT II to incur additional indebtedness, make investments, engage in transactions with affiliates, sell assets, consolidate or merge, make changes in the nature of its business and create liens.

Following an event of default or an early amortization event under the Credit Suisse Facility, collections on the collateral are applied to repay principal rather than being available to fund the origination activities of the Company's business. So long as such events are continuing, PORT II may not make additional borrowings under the Credit Suisse Facility.

The Company will act as servicer with respect to the small business loans held by PORT II. The Company could be replaced by a designated backup servicer or another replacement servicer upon certain specified occurrences including, among others, the Company defaulting in its servicing obligations or failure to meet certain financial or other covenants.

It is expected that PORT II’s initial purchase of small business loans from the Company will consist of certain loans that, immediately prior to such sale, were owned by Prime OnDeck Receivable Trust, LLC (“PORT I”), another wholly-owned subsidiary of the Company. Contemporaneous with the sale of such loans to the PORT II, the Company intends to utilize the proceeds of the sale, together with other available funds, to repay the debt previously secured by such loans (the “PORT I Debt”), in effect optionally prepaying in full without penalty or premium, the outstanding aggregate principal amount of the Port I Debt and in connection therewith terminating the commitment period under the PORT I facility.

Credit ratings are opinions of the relevant rating agency. They are not facts and are not opinions of the Company. They are not recommendations to participate in any transaction and can be changed or withdrawn at any time.
The foregoing description of the CS Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the CS Credit Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2016.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
On December 9, 2016, the Company issued a press release announcing the closing of the Credit Suisse Facility. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing. Furthermore, this report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated December 9, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2016	On Deck Capital, Inc.

/s/ Howard Katzenberg
Howard Katzenberg Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated December 9, 2016.